UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Alltel Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT MERGER VOTE
PLEASE ACT PROMPTLY TO VOTE YOUR SHARES

August 3, 2007

Dear Fellow Stockholder:

          According to our latest records, we have not received your voting instructions for the important special meeting of stockholders of Alltel Corporation, to be held on Wednesday, August 29, 2007.  Your vote is extremely important, regardless of the number of shares of Alltel Corporation common stock that you own.  Please note that approval of the merger described in the proxy statement dated July 20, 2007, and the other transactions contemplated by the merger agreement, requires an affirmative vote by owners of a majority of Alltel Corporation’s common stock outstanding and entitled to vote on the merger.  Accordingly, a failure to vote will have the same effect as a vote “against” the merger.

          Please use one of the following simple methods to promptly provide your voting instructions:

1.

Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.  You can vote by Internet until 11:59 p.m. ET on August 28, 2007.

2.

Vote by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.  You can vote by telephone until 11:59 p.m. ET on August 28, 2007.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

          If the merger is completed, you, as a holder of Alltel Corporation common stock, will be entitled to receive $71.50 per share in cash, without interest, for each share of Alltel Corporation common stock owned by you at completion of the merger, as more fully described in the proxy statement.  For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement.  We respectfully request that you vote your shares at your earliest convenience.

          If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc. toll free at (888) 542-7446.

          On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Scott T. Ford
President and Chief Executive Officer

IMPORTANT MERGER VOTE
PLEASE ACT PROMPTLY TO VOTE YOUR SHARES

August 3, 2007

Dear Fellow Stockholder:

          According to our latest records, we have not received your voting instructions for the important special meeting of stockholders of Alltel Corporation, to be held on Wednesday, August 29, 2007.  Your vote is extremely important, regardless of the number of shares of Alltel Corporation common stock that you own.  Please note that approval of the merger described in the proxy statement dated July 20, 2007, and the other transactions contemplated by the merger agreement, requires an affirmative vote by owners of a majority of Alltel Corporation’s common stock outstanding and entitled to vote on the merger.  Accordingly, a failure to vote will have the same effect as a vote “against” the merger.

          Please use one of the following simple methods to promptly provide your voting instructions:

1.

Vote by Internet:  Go to the website www.cesvote.com.  Have your control number ready and follow the online instructions.  The control number is located in the rectangular box by the arrow on your proxy card.  You can vote by Internet until 5:00 a.m. CDT on August 29, 2007.

2.

Vote by Telephone:  Call toll-free (888) 693-8683.  Have your control number listed on the proxy card ready and follow the simple instructions.  You can vote by telephone until 5:00 a.m. CDT on August 29, 2007.

3.	Vote by Mail: Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

          If the merger is completed, you, as a holder of Alltel Corporation common stock, will be entitled to receive $71.50 per share in cash, without interest, for each share of Alltel Corporation common stock owned by you at completion of the merger, as more fully described in the proxy statement.  For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement.  We respectfully request that you vote your shares at your earliest convenience.

          If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (888) 542-7446.

          On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Scott T. Ford
President and Chief Executive Officer